     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 2004

                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               --------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SPSS INC.
               ---------------------------------------------------
              (Exact name of Registrant as specified in its charter)

           DELAWARE                                            36-2815480
-------------------------------                            ------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             233 SOUTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
     -----------------------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              AMENDED AND RESTATED
                           2002 EQUITY INCENTIVE PLAN

                                RAYMOND H. PANZA
                 EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                                    SPSS Inc.
                             233 South Wacker Drive
                                   11th Floor
                             Chicago, Illinois 60606
                                 (312) 651-3000
               --------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area, code, of agent for service)

                                   Copies to:
                            Lawrence R. Samuels, Esq.
                               David S. Guin, Esq.
                                McGuireWoods LLP
                              77 West Wacker Drive
                                   Suite 4100
                             Chicago, Illinois 60601
                                 (312) 849-8100

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                  Amount            maximum            Proposed           Amount of
         Title of                 to be          offering price       aggregate         registration
 Securities to be registered   registered(1)       per share(2)    offering price(3)          fee
----------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value    500,000             $12.705         $6,352,500            $804.86
====================================================================================================

      (1) The securities being registered include a maximum of 500,000 shares issuable upon the exercise of options under the Amended and Restated 2002 Equity Incentive Plan assuming full participation of employees under that plan.

      (2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the NASDAQ National Market on OCTOBER 26, 2004, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

      (3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act.

                                EXPLANATORY NOTE

This registration statement registers:

      - Shares of common stock that may be issued (when and if vested) under the SPSS Inc. Amended and Restated 2002 Equity Incentive Plan (we refer to it as the "2002 Plan");

      - Certain resales of shares of common stock that may be issued (when and if vested) under the 2002 Plan.

      This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3, pursuant to General Instruction C to Form S-8. The reoffer prospectus may be used for reoffers or resales of the shares that have been acquired by the selling stockholders. The second part contains information required in the registration statement under Part II of Form S-8.

      The information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This information will be sent or given to the participants in the 2002 Plan as specified by Rule 428 under the Securities Act of 1933.

                               REOFFER PROSPECTUS

                                    SPSS INC.

                                  Common Stock

      This reoffer prospectus relates to an offering of shares of SPSS common stock, which may be issued to certain selling stockholders upon the exercise of stock options granted under the SPSS Inc. Amended and Restated 2002 Equity Incentive Plan (we refer to it as the "2002 Plan").

      The common stock being registered may be offered for the account of the stockholders who may from time to time be identified under the section heading "SELLING STOCKHOLDERS" in a supplement to this reoffer prospectus. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered under this reoffer prospectus. Although SPSS will not receive any proceeds from the selling stockholders' sale of shares of our common stock offered under this reoffer prospectus, we will receive proceeds from any cash exercises of the options by the selling stockholders under the 2002 Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations.

      The shares of our common stock issued to the selling stockholders are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares of common stock on the NASDAQ National Market, in negotiated transactions, or through a combination of these methods, at prevailing market prices or at privately negotiated prices either directly or through agents or broker-dealers, or through any other means described in the section "PLAN OF DISTRIBUTION," beginning on Page 10.

      Our common stock is quoted on the NASDAQ National Market under the symbol "SPSS". On OCTOBER 28, 2004, the last reported sale price of our common stock on the NASDAQ National Market was $13.82 per share. Our address is 233 South Wacker Drive, Chicago, Illinois 60606 and our phone number is (312) 651-3000.

      The shares offered by means of this reoffer prospectus involve a high degree of risk. You should purchase shares only if you can afford a loss of all or a portion of your investment. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS REOFFER PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this reoffer prospectus is OCTOBER 29, 2004.

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
FORWARD-LOOKING STATEMENTS..........................................................     2

RISK FACTORS........................................................................     2

USE OF PROCEEDS.....................................................................     9

SELLING STOCKHOLDERS................................................................     9

PLAN OF DISTRIBUTION................................................................    10

LEGAL MATTERS.......................................................................    11

EXPERTS.............................................................................    11

WHERE YOU CAN FIND MORE INFORMATION.................................................    12

INFORMATION INCORPORATED BY REFERENCE...............................................    12

                           FORWARD-LOOKING STATEMENTS

      The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. This reoffer prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. We may also make written forward-looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our expectations, beliefs, intentions, or future strategies, are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "designed," "may," "could," "predicts" or similar language.

      Because we are unable to control or predict many factors that will determine our future performance, including financial results, forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this reoffer prospectus and in the information incorporated by reference in this reoffer prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Specific factors that might cause these differences are discussed throughout this reoffer prospectus, including the section entitled "RISK FACTORS."

      The Company's management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  RISK FACTORS

      You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing SPSS. Additional risks and uncertainties not presently known to SPSS, or those it currently believes are immaterial, could also impair its business operations. If any of the following risks actually occurred, the business and financial conditions of SPSS or the results of its operations could be materially adversely affected, the trading price of SPSS common stock could decline, and you could lose all or part of your investment.

                    OUR FINANCIAL RESULTS AND STOCK PRICE MAY
                      BE AFFECTED BY QUARTERLY FLUCTUATIONS

      The quarterly revenue and operating results of SPSS have varied in the past and may continue to do so in the future. Future revenues and operating results will depend upon, among other factors:

      - the number and timing of product updates and new product introductions;

      -     delays in product development and introduction;

      -     purchasing schedules of its customers;

      -     changes in foreign currency exchange rates;

      -     changes in prescribed accounting rules and practices;

      -     product and market development expenditures;

      -     the timing of product shipments;

      -     changes in product mix;

      -     timing, costs and effects of acquisitions; and

      -     general economic conditions.

      Because expense levels are to a large extent based on its forecasts of future revenues, SPSS operating results may be adversely affected if our future revenues fall below expectations. Accordingly, SPSS believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance.

      SPSS has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. SPSS has experienced a seasonal pattern in its operating results, with the fourth quarter typically having the highest operating income.

      In addition, the timing and amount of the Company's revenues may be affected by a number of factors that make estimation of operating results before the end of a quarter uncertain. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. The variable profit margins on modest increases in sales volume at the end of the quarters are significant and should SPSS fail to achieve these revenue increases, net income could be materially affected. Generally, if revenues do not meet its expectations in any given quarter, SPSS operating results will be adversely affected. There can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

                     SPSS MAY BE UNSUCCESSFUL IN INTEGRATING
                               RECENT ACQUISITIONS

      In recent years, SPSS has made a significant number of acquisitions, including the acquisition of businesses based outside of the United States. SPSS faces challenges and business integration issues with its February 2001 merger of one of the wholly-owned subsidiaries of SPSS with and into ShowCase Corporation, a Minnesota corporation, the October 2001 purchase of specified assets of and strategic alliance with America Online, Inc., its December 2001 merger of one of the wholly-owned subsidiaries of SPSS with and into NetGenesis Corp., a Delaware corporation, its February 2002 acquisition of all of the outstanding shares of capital stock of LexiQuest, S.A., a corporation organized under the laws of France, its June 2002 acquisition of the assets of netExs, a Wisconsin limited liability company, and its November 2003 acquisition of all of the outstanding shares of capital stock of Data Distilleries B.V., a corporation organized under the laws of the Netherlands.

                       SPSS MAY NOT RESPOND ADEQUATELY TO
                           RAPID TECHNOLOGICAL CHANGES

      The computer software industry is characterized by rapid technological advances, changes in customer requirements, as well as frequent enhancements to and introductions of technologies. The future success of SPSS will depend upon its ability to enhance its existing software and introduce new software products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. In particular, SPSS believes it must continue to respond quickly to users' needs for greater functionality, improved usability and support for new hardware and operating systems. Any failure by SPSS to respond adequately to technological developments and customer requirements, or any significant delays in software development or introduction, could result in loss of revenues.

      In the past, SPSS has, on occasion, experienced delays in the introduction of new software and enhancements to existing technology, primarily due to difficulties with particular operating environments and problems with software provided by third parties. The extent of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. These delays have most often resulted from "bugs" encountered in working with new versions of operating systems and other third party software, and "bugs" or unexpected difficulties in existing third party software which complicate integration with SPSS software. From time to time, SPSS has discovered "bugs" in its software that are resolved through maintenance releases or through periodic updates depending upon the seriousness of the defect. There can be no assurance that SPSS will be successful in developing and marketing new software or enhancements to existing technology on a timely basis or that SPSS will not experience significant delays or defects in its software in the future, which could have a material adverse effect on SPSS. In addition, there can be no assurance that new software or enhancements to existing technology developed by SPSS will achieve market acceptance or that developments by others will not render SPSS technologies obsolete or noncompetitive.

                     SPSS MAY FACE BUSINESS DECLINES DUE TO
                          OUR INTERNATIONAL OPERATIONS

      Revenues from operations outside of North America accounted for approximately 51% in 2001, 49% in 2002 and 51% in 2003. SPSS expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as SPSS further "localizes" products by translating them into additional languages and expands its operations through acquisitions of companies outside the United States. A number of risk factors may affect our international revenues, including:

      -     greater difficulties in accounts receivable collection;

      -     longer payment cycles;

      -     exposure to currency fluctuations;

      -     political and economic instability; and

      - the burdens of complying with a wide variety of foreign laws and regulatory requirements.

      SPSS also believes that it is exposed to greater levels of software piracy in certain international markets where weaker protection is afforded to intellectual property. As SPSS expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on SPSS.

                 THE SPSS STOCK PRICE MAY EXPERIENCE VOLATILITY

      There has been significant volatility in the market prices of securities of technology companies, including SPSS, and, in some instances, this volatility has been unrelated to the operating performance of those companies. Market fluctuations may adversely affect the price of our common stock. SPSS also believes that, in addition to factors such as interest rates and economic conditions which affect stock prices generally, some, but not all, of the factors which could result in fluctuations in our stock price include:

      -     announcements of new products by SPSS or its competitors;

      -     quarterly variations in financial results;

      -     recommendations and reports of analysts;

      -     acquisitions; and

      -     other factors beyond the control of SPSS.

                SPSS RELIES ON THIRD PARTIES FOR CERTAIN SOFTWARE

      SPSS licenses software from third parties. Some of this licensed software is embedded in the products of SPSS, and some is offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that SPSS will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for licensed software could have a material adverse effect on SPSS.

             SPSS RELIES ON THIRD PARTIES FOR SOFTWARE DISTRIBUTION

      In January 1997, SPSS entered into a Banta Global Turnkey Software Distribution Agreement under which Banta Global Turnkey manufactures, packages and distributes the Company's software products to the Company's domestic and international customers and various international subsidiaries. The Banta agreement had an initial three-year term and automatically renews thereafter for successive periods of one year. The Banta agreement was renewed in January 2004. Either party may terminate the Banta agreement for cause by written notice if the other materially breaches its obligations. If Banta fails to perform adequately any of its obligations under the Banta agreement, the Company's operating results could be materially adversely affected.

                         CHANGES IN PUBLIC EXPENDITURES
                            MAY ADVERSELY AFFECT SPSS

      A significant portion of the revenues of SPSS comes from licenses of its software directly to government entities both internationally and in the United States. In addition, significant amounts of the revenues of SPSS come from licenses to academic institutions, healthcare organizations and private businesses that contract with or are funded by government entities. Government appropriations processes are often slow and unpredictable and may be affected by factors outside the Company's control. In addition, proposals are currently being made in various countries to reduce government spending. Reductions in government expenditures and termination or renegotiation of government-funded programs or contracts could have a material adverse effect on SPSS. In addition, declines in overall levels of economic activity could also have a material adverse impact on SPSS.

                 SPSS MAY BE UNABLE TO CONTINUE TO COMPETE WITH
                 COMPANIES IN ITS INDUSTRIES THAT HAVE FINANCIAL
                               OR OTHER ADVANTAGES

      The Company's historical market for statistical software is both highly competitive and fragmented. SPSS is among the largest companies in the statistical software market, and, based upon sales and comparative assessments in trade publications, SPSS believes that it competes effectively against its competitors. SPSS considers its primary worldwide competitor to be the larger and better-financed SAS Institute, although SPSS believes that the SAS Institute's revenues are derived principally from products for purposes other than statistical analysis. StatSoft Inc., STATA, and Minitab, Inc. are also competitors, although their annual revenues from statistical products are believed to be considerably less than the revenues of SPSS. In addition to competition from other statistical software companies, SPSS also faces competition from providers of software for specific statistical applications.

      In the data mining, customer relationship management and business performance measurement markets, SPSS faces competition from many larger and more well funded companies. These companies include the SAS Institute, IBM, Fair Isaacs/HNC Corporation, NCR, Oracle, and others, and recent entrants, like E.piphany and Net Perceptions, many of which specialize in customer relationship management in e-commerce settings. With the exception of the SAS Institute, these competitors do not currently offer the range of analytical capability SPSS offers and, as a result, are both competitors and potential partners for SPSS technology.

      In all markets, SPSS competes primarily on the basis of the usability, functionality, performance, reliability and connectivity of its software. The significance of each of these factors varies depending upon the anticipated use of the software and the analytical training and expertise of the customer. To a lesser extent, SPSS competes on the basis of price and thus maintains pricing and licensing policies to meet market demand. SPSS believes it is able to compete successfully because of the highly usable interfaces, comprehensive analytical capabilities, efficient performance characteristics, local language versions, consistent quality, and connectivity features of its software, as well as its worldwide distribution capabilities and widely recognized name.

      In the future, SPSS may face competition from new entrants into its markets. SPSS could also experience competition from companies in other sectors of the broader market for business intelligence software, like providers of OLAP (On-Line Analytical Processing) and analytical application software, as well as from companies in other sectors of the broader market for customer relationship management software, like providers of sales force automation and collaborative software, who could add advanced analytical functionality to their existing products. Some of these potential competitors have significantly more capital resources, marketing experience and research and development capabilities than SPSS. Competitive pressures from the introduction of new solutions and products by these companies or other companies could have a material adverse effect on SPSS. There can be no assurance that SPSS will be able to compete successfully in the future.

                 SPSS DEPENDS ON KEY EXECUTIVES. A LOSS OF THESE
                 EXECUTIVES AND OTHER PERSONNEL COULD NEGATIVELY
                              IMPACT OUR OPERATIONS

      SPSS is dependent on the efforts of various executives and key employees, including its President and Chief Executive Officer, Jack Noonan. The continued success of SPSS will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for highly qualified personnel is intense. The inability of SPSS to continue to attract or retain highly qualified personnel could have a material adverse effect on its financial position and results of operation. No life insurance policies are maintained on SPSS key personnel.

                    SPSS MAY NOT RECEIVE THE FULL BENEFITS OF
                      ITS INTELLECTUAL PROPERTY PROTECTIONS

      The analytical algorithms incorporated in SPSS software are not proprietary. SPSS believes that the proprietary technology constituting a portion of its software determines the speed and quality of displaying the results of computations, the ability of its software to work in conjunction with third party software, and the ease of use of its software. The success of SPSS will depend, in part, on its ability to protect the proprietary aspects of its software. Attempts by SPSS to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright, trademark and patent laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. SPSS licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. Except for licenses of its products to users of large system products and annual licenses of its desktop products, SPSS licenses its products to end-users by use of a "shrink-wrap" license, as is customary in the industry. The source code for all of SPSS software is protected as a trade secret and as unpublished copyrighted work or patents. In addition, SPSS has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, the possibility exists for competitors or users to copy aspects of SPSS products or to obtain information which SPSS regards as a trade secret. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets. In addition, the laws of various countries in which SPSS software is or may be licensed do not protect its software and intellectual property rights to the same extent as the laws of the United States. Despite the precautions taken by SPSS, it may be possible for unauthorized third parties to reverse engineer or copy SPSS products or obtain and use information that SPSS regards as proprietary. There can be no assurance that the steps taken by SPSS to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

      Although SPSS software has never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against SPSS in the future or that any infringement assertion will not result in costly litigation or require SPSS to obtain a license to use the intellectual property of third parties. There can be no assurance that these licenses will be available on reasonable terms, or at all. There can also be no assurance that competitors of SPSS will not independently develop technologies that are substantially equivalent or superior to SPSS technologies.

               CERTAIN STOCKHOLDERS AND OFFICERS AND DIRECTORS MAY
                     CONTROL CORPORATE ACTIONS DUE TO THEIR
                             OWNERSHIP OF SPSS STOCK

      The executive officers and directors of SPSS beneficially own a significant percentage of its outstanding shares of common stock, currently estimated to be approximately 10.47%. As a result, the officers and directors may be able to influence important corporate decisions that require stockholder approval. The Norman H. Nie Revocable Trust Dated March 15, 1991 (a trust beneficially controlled by Norman H. Nie, the chairman of our board of directors) and affiliates of the Norman H. Nie Trust currently own approximately 4.25% of the outstanding shares of SPSS common stock. If the Norman H. Nie Trust and affiliates of the Norman H. Nie Trust own in the aggregate at least 12.5% of the outstanding shares of SPSS common stock, the Norman H. Nie Trust would be entitled to nominate a director for inclusion in the management slate for election to the Board of Directors of SPSS.

      Because of the combined voting power of the officers and directors of SPSS, these individuals acting as a group may be able to influence its affairs and business, including any determination with respect to a change in control of SPSS, future issuances of SPSS common stock or other securities, declaration of dividends on SPSS common stock and the election of directors. This influence could have the effect of delaying, deferring or preventing a change of control of SPSS which could deprive SPSS stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

                      ANTI-TAKEOVER PROTECTIONS MAY MAKE IT
                   DIFFICULT FOR A THIRD PARTY TO ACQUIRE SPSS

      SPSS maintains a stockholder Rights Agreement which was adopted by the Board in 1998 and amended in June 2004. The Rights Agreement and common stock purchase rights issued in connection with the Right Agreement are intended to ensure that the Company's stockholders receive fair and equal treatment in the event of a proposed takeover of SPSS. The Rights Agreement may discourage a potential acquirer from acquiring control of SPSS.

      The SPSS Certificate of Incorporation and bylaws contain a number of provisions, including provisions requiring an 80% super-majority stockholder approval of specified actions and provisions for a classified Board of Directors, which would make the acquisition of SPSS, by means of an unsolicited tender offer, a proxy contest or otherwise, more difficult. The bylaws of SPSS provide for a staggered board of directors so that only one-third of the total number of directors are replaced or re-elected each year. Therefore, potential acquirers of SPSS may face delays in replacing the existing directors.

      Senior executives and other officers of SPSS may be entitled to substantial payments in the event of their termination without cause or constructive termination following a change of control of SPSS. These payments could have the effect of discouraging a potential acquirer from acquiring control of SPSS.

                    SALES OF SPSS STOCK AVAILABLE FOR FUTURE
                    USE COULD DEPRESS THE STOCK PRICE OF SPSS

      In addition to the shares of common stock which are outstanding, as of August 31, 2004, there were vested options outstanding held by management to purchase approximately 1,286,304 additional shares of common stock, with an average exercise price of $15.98 per share, and unvested options to purchase approximately 415,952 additional shares of common stock. SPSS has also established a stock purchase plan available to employees of SPSS, which permits employees to acquire shares of common stock at the end of each quarter at 85% of the market price of the common stock as of the day after the end of the quarter.

      No prediction can be made as to the effect, if any, that future sales, or the availability of shares of SPSS common stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock by SPSS or by stockholders who hold "restricted securities," or the perception that these sales may occur, could adversely affect prevailing market prices for the common stock.

                                 USE OF PROCEEDS

      All of the shares of common stock being offered by means of this reoffer prospectus will be sold by the selling stockholders, who will receive all proceeds from any sales. We will, however, receive proceeds from any cash exercises of the options by the selling stockholders under the 2002 Plan. All proceeds received as a result of the exercise of those options will be used as working capital for our operations. In addition, other than the completion and filing of this registration statement, we will not participate in the reoffering or sale of the shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

      When an affiliate stockholder notifies SPSS that he or she intends to sell any shares of common stock issued to him or her upon the exercise of a stock option granted under the 2002 Plan, we intend to file a supplement to this reoffer prospectus to identify the name of each selling stockholder and the number of shares of common stock to be reoffered by that selling stockholder. Specifically, SPSS will update the following table to identify information with respect to the beneficial ownership of our common stock by each selling stockholder immediately before the offering and as adjusted to reflect the sale of shares of SPSS common stock under the reoffering. The selling stockholders identified in any supplement to this reoffer prospectus may from time to time offer the shares of common stock offered by means of this reoffer prospectus. We do not know when or in what amounts the selling stockholders may offer shares for resale and we cannot assure you that the selling stockholders will sell any or all of the shares offered by means of this reoffer prospectus.

                       Shares Beneficially                           Shares Beneficially
                        Owned Before the      Number of Shares         Owned After the
                           Offering(1)         Available for             Offering(2)
                       -------------------    Reoffer and Sale   ----------------------------
Selling Stockholders   Number   Percentage         Hereby        Number            Percentage
--------------------   ------   ----------    ----------------   ------            ----------

            (1) SPSS will rely on information provided by the selling stockholders to determine the number of shares of our common stock which the selling stockholders will own as of a particular date before the offering.

            (2) Assumes the sale of all shares that may be sold in the offering, and that no other shares beneficially owned by the selling stockholders are sold.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell all or a portion of the shares covered by this reoffer prospectus by one or more of the following methods:

      - on the NASDAQ National Market, or such other exchange on which the SPSS common stock may from time to time be trading;

      -     in privately negotiated transactions or otherwise;

      -     at fixed prices that may be changed;

      -     at market prices prevailing at the time of the sale;

      - at prices related to such market prices or at prices otherwise negotiated;

      - block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      -     purchases by a broker or dealer as principal;

      - an exchange distribution in accordance with the rules of such exchange;

      - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      -     short sales; or

      -     a combination of any of the above methods of sale.

      In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders, or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share. To the extent a broker-dealer is unable to sell a specified number of shares acting as agent for the selling stockholders, it will purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions that may involve block transactions of the nature described above, in the over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales, broker-dealers may pay to or receive from the purchasers of the shares commissions as described above.

      The selling stockholders may be deemed "underwriters" as defined in the Securities Act of 1933 (the "Securities Act") in connection with the sale of the shares offered by this reoffer prospectus. Any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

      The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the Securities Exchange Act of 1934 (the "Exchange Act") and related rules and regulations, including Regulation M, to the extent it applies. The Exchange Act and related rules may limit the timing of purchases and sales of any of the shares by the selling stockholders, or any other person, that may affect the marketability of the shares. The selling stockholders also must comply with the applicable prospectus delivery requirements under the Securities Act in connection with the sale or distribution of the shares.

      We are required to pay certain fees and expenses incident to the registration of the shares for resale by the selling stockholders.

      We have agreed to indemnify the selling stockholders in certain circumstances against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

      This offering will terminate on the date on which the selling stockholders have sold all shares offered by means of this reoffer prospectus.

                                  LEGAL MATTERS

      The legality of the shares of our common stock being offered by means of this reoffer prospectus has been passed on for SPSS by McGuireWoods LLP, Chicago, Illinois.

                                     EXPERTS

      The consolidated financial statements and schedule of SPSS as of December 31, 2002 and 2003 and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 to allow the selling stockholders to resell the common stock offered by means of this reoffer prospectus. This reoffer prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the common stock offered by means of this reoffer prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this reoffer prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

      SPSS is subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:

                       Judiciary Plaza
                       450 Fifth Street, N.W.
                       Room 1024
                       Washington, D.C., 20549

      You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

      The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that SPSS files with the SEC, including the registration statement, are available to you on this web site. You can log onto the SEC's web site at http://www.sec.gov. Certain information may be available at the SPSS website at http://www.spss.com.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by SPSS with the SEC to obtain more information. Information is incorporated into this reoffer prospectus in two ways. First, if information is contained in a document that SPSS filed with the SEC before the date of this reoffer prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by SPSS with the SEC after the date of this reoffer prospectus is incorporated by reference.

      The information contained in the documents we incorporate by reference is considered a part of this reoffer prospectus. Additionally, because information concerning SPSS, whether contained in this reoffer prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this reoffer prospectus will update and supersede older information contained in, or incorporated by reference into, this reoffer prospectus.

      We incorporate by reference into this reoffer prospectus all the documents listed below:

      - The annual report of SPSS Inc. on Form 10-K filed with the SEC on July 29, 2004 for the fiscal year ended December 31, 2003, as amended by that certain Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on August 6, 2004;

      - The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC on August 9, 2004 for the fiscal quarter ended June 30, 2004;

      - The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC on July 29, 2004 for the fiscal quarter ended March 31, 2004;

      - The current report of SPSS Inc. on Form 8-K, dated October 21, 2004, filed with the SEC on October 22, 2004. The Form 8-K reported that SPSS had issued a press release announcing its preliminary results for the fiscal quarter ended September 30, 2004, and attached a copy of the press release as an exhibit.

      - The current report of SPSS Inc. on Form 8-K, dated August 11, 2004, filed with the SEC on August 12, 2004. The Form 8-K reported the resignation of Dr. Edward Hamburg as Chief Financial Officer of SPSS and hiring of Raymond H. Panza to replace Dr. Hamburg.

      - The current report of SPSS Inc. on Form 8-K, dated August 6, 2004, filed with the SEC on August 10, 2004. The Form 8-K reported that SPSS had held its Second Quarter 2004 Earnings Release Conference Call on August 6, 2004. The Form 8-K attached a transcript of the conference call as an exhibit.

      - The current report of SPSS Inc. on Form 8-K, dated August 5, 2004, filed with the SEC on August 6, 2004. The Form 8-K reported that SPSS had issued a press release announcing its preliminary results for the fiscal quarter ended June 30, 2004 and attached a copy of the press release as an exhibit. The report also described certain non-GAAP financial measures included in the release.

      - The current report of SPSS Inc. on Form 8-K, dated August 4, 2004, filed with the SEC on August 4, 2004. The Form 8-K reported that the NASDAQ will continue the listing of the SPSS common stock and will remove the fifth character "E" from the SPSS ticker symbol.

      - The current report of SPSS Inc. on Form 8-K, dated July 30, 2004, filed with the SEC on July 30, 2004. The Form 8-K reported that SPSS received a letter from the NASDAQ National Market stating that the NASDAQ Listing Qualifications Panel has determined to stay the delisting of the SPSS common stock that was to have been effective with the open of business on August 2, 2004.

      - The current report of SPSS Inc. on Form 8-K, dated July 22, 2004, filed with the SEC on July 23, 2004. The Form 8-K reported that SPSS had received a NASDAQ staff determination and the impact of this determination.

      - The current report of SPSS Inc. on Form 8-K, dated July 1, 2004, filed with the SEC on July 2, 2004. The Form 8-K reported the resignation of Brian Zanghi as Executive Vice President and Chief Operating Officer of SPSS.

      - The current report of SPSS Inc. on Form 8-K, dated June 16, 2004, filed with the SEC on June 18, 2004. The Form 8-K reported the approval by the Board of Directors of amendments to the Company's Rights Agreement.

      - The current report of SPSS Inc. on Form 8-K, dated June 10, 2004, filed with the SEC on June 14, 2004. The Form 8-K reported that SPSS had received a NASDAQ staff determination and the impact of this determination.

      - The current report of SPSS Inc. on Form 8-K, dated May 14, 2004, filed with the SEC on May 20, 2004. The Form 8-K reported that a class action lawsuit has been filed against SPSS, Jack Noonan and Edward Hamburg alleging certain violations of the federal securities laws. The Form 8-K also reports that the Company and the other defendants believe that the suit is without merit and intend to defend vigorously against the allegations contained in the complaint.

      - The current report of SPSS Inc. on Form 8-K, dated May 5, 2004, filed with the SEC on May 6, 2004. The Form 8-K reported that SPSS had held its First Quarter 2004 Earnings Release Conference Call on May 5, 2004. The Form 8-K attached a transcript of the conference call as an exhibit.

      - The current report of SPSS Inc. on Form 8-K, dated May 4, 2004, filed with the SEC on May 6, 2004. The Form 8-K reported that SPSS had issued a press release announcing its preliminary results for its fiscal quarter ended March 31, 2004 and attached a copy of the press release as an exhibit. The report also described certain non-GAAP financial measures included in the release.

      - The current report of SPSS Inc. on Form 8-K, dated April 7, 2004, filed with the SEC on April 8, 2004. The Form 8-K reported that SPSS had received a NASDAQ Staff Determination, the impact of this determination and certain information regarding the review being conducted by the Audit Committee.

      - The current report of SPSS Inc. on Form 8-K, dated March 30, 2004, filed with the SEC on March 30, 2004. The Form 8-K reported the facts that have caused SPSS to further delay the filing of its Annual Report on Form 10-K for fiscal year 2003 with the SEC.

      - The current report of SPSS Inc. on Form 8-K, dated February 18, 2004, filed with the SEC on February 20, 2004. The Form 8-K reported that SPSS had held its Fourth Quarter 2003 Earnings Release Conference Call on February 18, 2004. The Form 8-K report attached a transcript of the conference call as an exhibit.

      - The current report of SPSS Inc. on Form 8-K, dated February 17, 2004, filed with the SEC on February 18, 2004. The Form 8-K reported that SPSS had issued a press release announcing its results for its fourth quarter and fiscal year ended December 31, 2003 and attached a copy of the press release as an exhibit. The report also described certain non-GAAP financial measures included in the press release.

      - The current report of SPSS Inc. on Form 8-K, dated December 31, 2003, filed with the SEC on January 20, 2004. The Form 8-K reported that Mr. Patrick Dauga no longer serves as the Executive Vice President, Worldwide Sales of SPSS and that SPSS has hired Mr. John Shap as its new Senior Vice President, Worldwide Sales.

      - The current report of SPSS Inc. on Form 8-K/A (Amendment No. 1), dated November 5, 2003, filed with the SEC on January 20, 2004. The Report on Form 8-K/A (Amendment No. 1) amended the Report on Form 8-K filed with the SEC on November 18, 2003 announcing the acquisition of Data Distilleries B.V. The Report on Form 8-K contained the following financial information: (a) Financial Statements of Business Acquired including (i) Data Distilleries B.V. Audited Consolidated Financial Statements for the years ended December 31, 2002 and 2001 and (ii) Data Distilleries B.V. Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 2003 and 2002, and (b) Pro Forma Financial Information for the combined businesses.

      - The current report of SPSS Inc. on Form 8-K, dated December 29, 2003, filed with the SEC on January 6, 2004. The Form 8-K announced the consummation of an agreement by SPSS to grant to Systat Software, Inc., a subsidiary of Cranes Software International Ltd., an exclusive worldwide license to distribute the Sigma-series line of products for a three-year period, to sell to Systat certain related assets and to grant to Systat an option to purchase the licensed property.

      - The proxy statement, filed with the SEC on September 28, 2004, for the SPSS annual meeting of stockholders held on October 28, 2004, except for the compensation committee report contained therein;

      - The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on a Form 8-A dated August 4, 1993, as amended by the Form 8-A12G/A dated August 31, 2004, pursuant to Section 12 of the Securities Exchange Act of 1934.

      In addition to the documents listed above, SPSS incorporates by reference into this reoffer prospectus all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this reoffer prospectus and until all of the common stock being offered by means of this reoffer prospectus have been sold by the selling stockholders or the registration statement which SPSS has filed with the SEC relating to the common stock ceases to be effective.

      We will deliver a free copy of any document incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus to anyone who receives this reoffer prospectus. Exhibits filed with the documents that are incorporated by reference into this reoffer prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to:
Chief Financial Officer, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, (312) 651-3000.

      No dealer, salesperson, or any other person has been authorized to give any information or to make any representation not contained in this reoffer prospectus. Any information or representation not contained herein must not be relied upon as having been authorized by SPSS or any selling stockholder. This reoffer prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities covered by this reoffer prospectus; nor does it constitute an offer to sell, or a solicitation of an offer to buy, any of the securities covered by this reoffer prospectus by SPSS or any selling stockholder in any state where such offer or solicitation is not permitted. Neither the delivery of this reoffer prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of SPSS since the date on the front of this document.

      All selling stockholders that effect transactions in the shares of common stock offered by means of this prospectus are required to deliver a copy of their prospectus to any purchaser of the shares of common stock at or before the time a certificate representing the shares of common stock is delivered to the purchaser.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

      The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by SPSS with the SEC to obtain more information. The information contained in the documents we incorporate by reference is considered a part of this registration statement. Additionally, because information concerning SPSS, whether contained in this registration statement or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this registration statement will update and supersede older information contained in, or incorporated by reference into, this registration statement.

      SPSS hereby incorporates by reference the following documents previously filed with the SEC:

            (a) The annual report of SPSS Inc. on Form 10-K filed with the SEC on July 29, 2004 for the fiscal year ended December 31, 2003, as amended by that certain Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on August 6, 2004;

            (b) The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC on August 9, 2004 for the fiscal quarter ended June 30, 2004;

            (c) The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC on July 29, 2004 for the fiscal quarter ended March 31, 2004;

            (d) The current report of SPSS Inc. on Form 8-K, dated October 21, 2004, filed with the SEC on October 22, 2004. The Form 8-K reported that SPSS had issued a press release announcing its preliminary results for the fiscal quarter ended September 30, 2004, and attached a copy of the press release as an exhibit.

            (e) The current report of SPSS Inc. on Form 8-K, dated August 11, 2004, filed with the SEC on August 12, 2004. The Form 8-K reported the resignation of Dr. Edward Hamburg as Chief Financial Officer of SPSS and hiring of Raymond H. Panza to replace Dr. Hamburg.

            (f) The current report of SPSS Inc. on Form 8-K, dated August 6, 2004, filed with the SEC on August 10, 2004. The Form 8-K reported that SPSS had held its Second Quarter 2004 Earnings Release Conference Call on August 6, 2004. The Form 8-K attached a transcript of the conference call as an exhibit.

            (g) The current report of SPSS Inc. on Form 8-K, dated August 5, 2004, filed with the SEC on August 6, 2004. The Form 8-K reported that SPSS had issued a press release announcing its preliminary results for the fiscal quarter ended June 30, 2004 and attached a copy of the press release as an exhibit. The report also described certain non-GAAP financial measures included in the release.

            (h) The current report of SPSS Inc. on Form 8-K, dated August 4, 2004, filed with the SEC on August 4, 2004. The Form 8-K reported that the NASDAQ will continue the listing of the SPSS common stock and will remove the fifth character "E" from the SPSS ticker symbol.

            (i) The current report of SPSS Inc. on Form 8-K, dated July 30, 2004, filed with the SEC on July 30, 2004. The Form 8-K reported that SPSS received a letter from the NASDAQ National Market stating that the NASDAQ Listing Qualifications Panel has determined to stay the delisting of the SPSS common stock that was to have been effective with the open of business on August 2, 2004.

            (j) The current report of SPSS Inc. on Form 8-K, dated July 22, 2004, filed with the SEC on July 23, 2004. The Form 8-K reported that SPSS had received a NASDAQ staff determination and the impact of this determination.

            (k) The current report of SPSS Inc. on Form 8-K, dated July 1, 2004, filed with the SEC on July 2, 2004. The Form 8-K reported the resignation of Brian Zanghi as Executive Vice President and Chief Operating Officer of SPSS.

            (l) The current report of SPSS Inc. on Form 8-K, dated June 16, 2004, filed with the SEC on June 18, 2004. The Form 8-K reported the approval by the Board of Directors of amendments to the Company's Rights Agreement.

            (m) The current report of SPSS Inc. on Form 8-K, dated June 10, 2004, filed with the SEC on June 14, 2004. The Form 8-K reported that SPSS had received a NASDAQ staff determination and the impact of this determination.

            (n) The current report of SPSS Inc. on Form 8-K, dated May 14, 2004, filed with the SEC on May 20, 2004. The Form 8-K reported that a class action lawsuit has been filed against SPSS, Jack Noonan and Edward Hamburg alleging certain violations of the federal securities laws. The Form 8-K also reports that the Company and the other defendants believe that the suit is without merit and intend to defend vigorously against the allegations contained in the complaint.

            (o) The current report of SPSS Inc. on Form 8-K, dated May 5, 2004, filed with the SEC on May 6, 2004. The Form 8-K reported that SPSS had held its First Quarter 2004 Earnings Release Conference Call on May 5, 2004. The Form 8-K attached a transcript of the conference call as an exhibit.

            (p) The current report of SPSS Inc. on Form 8-K, dated May 4, 2004, filed with the SEC on May 6, 2004. The Form 8-K reported that SPSS had issued a press release announcing its preliminary results for its fiscal quarter ended March 31, 2004 and attached a copy of the press release as an exhibit. The report also described certain non-GAAP financial measures included in the release.

            (q) The current report of SPSS Inc. on Form 8-K, dated April 7, 2004, filed with the SEC on April 8, 2004. The Form 8-K reported that SPSS had received a NASDAQ Staff Determination, the impact of this determination and certain information regarding the review being conducted by the Audit Committee.

            (r) The current report of SPSS Inc. on Form 8-K, dated March 30, 2004, filed with the SEC on March 30, 2004. The Form 8-K reported the facts that have caused SPSS to further delay the filing of its Annual Report on Form 10-K for fiscal year 2003 with the SEC.

            (s) The current report of SPSS Inc. on Form 8-K, dated February 18, 2004, filed with the SEC on February 20, 2004. The Form 8-K reported that SPSS had held its Fourth Quarter 2003 Earnings Release Conference Call on February 18, 2004. The Form 8-K report attached a transcript of the conference call as an exhibit.

            (t) The current report of SPSS Inc. on Form 8-K, dated February 17, 2004, filed with the SEC on February 18, 2004. The Form 8-K reported that SPSS had issued a press release announcing its results for its fourth quarter and fiscal year ended December 31, 2003 and attached a copy of the press release as an exhibit. The report also described certain non-GAAP financial measures included in the press release.

            (u) The current report of SPSS Inc. on Form 8-K, dated December 31, 2003, filed with the SEC on January 20, 2004. The Form 8-K reported that Mr. Patrick Dauga no longer serves as the Executive Vice President, Worldwide Sales of SPSS and that SPSS has hired Mr. John Shap as its new Senior Vice President, Worldwide Sales.

            (v)   The current report of SPSS Inc. on Form 8-K/A (Amendment No.
                  1), dated November 5, 2003, filed with the SEC on January 20, 2004. The Report on Form 8-K/A (Amendment No. 1) amended the Report on Form 8-K filed with the SEC on November 18, 2003 announcing the acquisition of Data Distilleries B.V. The Report on Form 8-K contained the following financial information: (a) Financial Statements of Business Acquired including (i) Data Distilleries B.V. Audited Consolidated Financial Statements for the years ended December 31, 2002 and 2001 and (ii) Data Distilleries B.V. Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 2003 and 2002, and (b) Pro Forma Financial Information for the combined businesses.

            (w) The current report of SPSS Inc. on Form 8-K, dated December 29, 2003, filed with the SEC on January 6, 2004. The Form 8-K announced the consummation of an agreement by SPSS to grant to Systat Software, Inc., a subsidiary of Cranes Software International Ltd., an exclusive worldwide license to distribute the Sigma-series line of products for a three-year period, to sell to Systat certain related assets and to grant to Systat an option to purchase the licensed property.

            (x) The proxy statement, filed with the SEC on September 28, 2004, for the SPSS annual meeting of stockholders held on October 28, 2004, except for the compensation committee report contained therein;

            (y) The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on a Form 8-A dated August 4, 1993, as amended by the Form 8-A12G/A dated August 31, 2004, pursuant to Section 12 of the Securities Exchange Act of 1934.

In addition to the documents listed above, SPSS incorporates by reference into this registration statement all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities

                  Not applicable.

Item 5. Interests of Named Experts and Counsel

                  Not applicable.

Item 6. Indemnification of Officers and Directors

      The SPSS Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against, and with respect to, threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were or alleged to have occurred, while such party was a director or officer of SPSS; provided, however, that SPSS shall not indemnify any director or officer in an action against SPSS unless SPSS shall have consented to the action. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he or she acted in good faith and in a manner which was reasonably believed to be in, or not opposed to, the best interests of SPSS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action, suit or proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person made a party to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

      Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

      (1) by the Board of Directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

      (2) by a committee of directors who are not parties to the action, suit or proceeding, as designated by a majority vote of such directors, even though less than a quorum; or

      (3) if no directors who are not parties to the action, suit, or proceeding exist, or if such directors so direct, by independent legal counsel in a written opinion; or

      (4) by the affirmative vote of a majority of the shares entitled to vote thereon.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

Exhibit                                                                                           Incorporation
 Number      Description                                                                           by Reference
 ------      -----------                                                                           ------------
   5.1       Opinion of McGuireWoods LLP regarding legality of shares of Common Stock.
 10.47       SPSS Inc. Amended and Restated 2002 Equity Incentive Plan.
  23.1       Consent of KPMG LLP.
  23.2       Consent of PricewaterhouseCoopers Accountants N.V.
  23.3       Consent of McGuireWoods LLP (contained in opinion filed as Exhibit 5.1).
  24.1       Power of Attorney.                                                                       (1)

(1)   Power of attorney is contained within the signature page.

Item 9. Undertakings.

   (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on OCTOBER 29, 2004.

                                    SPSS Inc.

                                    By:   /s/ JACK NOONAN
                                          --------------------------------------
                                          Jack Noonan
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Jack Noonan and Raymond H. Panza, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on OCTOBER 29, 2004.

         Signature                                         Title(s)
         ---------                                         --------

/s/ NORMAN H. NIE                         Chairman of the Board of Directors
---------------------------
Norman H. Nie

/s/ JACK NOONAN                           President, Chief Executive Officer and Director
---------------------------
Jack Noonan

/s/ RAYMOND H. PANZA                      Executive Vice President, Corporate Operations,
---------------------------               Chief Financial Officer and Secretary
Raymond H. Panza

/s/ ROBERT BRINKMANN                      Corporate Controller
---------------------------
Robert Brinkmann

/s/ MICHAEL BLAIR                         Director
---------------------------
Michael Blair

/s/ CHARLES R. WHITCHURCH                 Director
---------------------------
Charles R. Whitchurch

/s/ MERRITT LUTZ                          Director
---------------------------
Merritt Lutz

/s/ PROMOD HAQUE                          Director
---------------------------
Promod Haque

/s/ WILLIAM BINCH                         Director
---------------------------
William Binch

/s/ KENNETH HOLEC                         Director
---------------------------
Kenneth Holec

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    SPSS INC.

                                    SPSS INC.

                                  EXHIBIT INDEX

Exhibit
   No.     Description
-------    -----------
   5.1     Opinion of McGuireWoods LLP regarding legality of shares of Common Stock.
 10.47     SPSS Inc. Amended and Restated 2002 Equity Incentive Plan
  23.1     Consent of KPMG LLP.
  23.2     Consent of PricewaterhouseCoopers Accountants N.V.
  23.3     Consent of McGuireWoods LLP (contained in opinion filed as Exhibit 5.1).
  24.1     Power of Attorney (contained within the signature page to the Registration
           Statement on Form S-8).

                                       2